                          [VINSON & ELKINS LETTERHEAD]

                                                                     EXHIBIT 5.1

                               September 16, 1998

Newfield Exploration Company
363 N. Sam Houston Parkway, E., Suite 2020
Houston, Texas  77060

Ladies and Gentlemen:

    We acted as counsel to Newfield Exploration Company, a Delaware corporation (the "Company"), in connection with the preparation of the Company's (i) Form S-3 Registration Statement and Amendment No. 1 thereto (Registration No. 333-59391, the "Registration Statement"), (ii) Prospectus dated September 4, 1998 forming a part of the Registration Statement (the "Prospectus") and (iii) Prospectus Supplement dated September 14, 1998 to the Prospectus (the "Prospectus Supplement") relating to the offering and sale of 4,000,000 shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), to Goldman, Sachs & Co., as underwriter (the "Underwriter"), in each case as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act").

    Before rendering this opinion, we examined such certificates, instruments and documents and reviewed such questions of law as we considered necessary or appropriate. In addition, we relied as to factual matters on certificates of certain public officials and officers of the Company.

    Based upon the foregoing examination and review, we are of the opinion that the Shares (i) have been duly authorized and (ii) when issued and paid for in accordance with the Underwriting Agreement and the Pricing Agreement, in each case dated September 14, 1998 and by and between the Company and the Underwriter, will be validly issued, fully paid and non-assessable.

    We hereby consent to the Company's filing of this opinion as an exhibit to a Current Report on Form 8-K, to the incorporation by reference of this opinion into the Registration Statement and to the references to our Firm under the caption "Legal Matters" in the Prospectus Supplement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

                                        Very truly yours,


                                        /s/ VINSON & ELKINS L.L.P